Exhibit (a)(1)(iv)

LETTER OF TRANSMITTAL

TO SURRENDER CERTIFICATES FORMERLY REPRESENTING

SHARES OF COMMON STOCK
of
NCH CORPORATION

The Disbursing Agent is:

Mellon Investor Services LLC

By Mail, Hand or Overnight Delivery

By Mail: Mellon Investor Services LLC Post Office Box 3300 South Hackensack, NJ 07606 Attn: Reorganization Department	By Overnight Delivery: Mellon Investor Services LLC 85 Challenger Road Mail Stop — Reorg Ridgefield Park, NJ 07660 Attn: Reorganization Department
By Hand: Mellon Investor Services LLC 120 Broadway — 13th Floor New York, NY 10271 Attn: Reorganization Department

Additional Information:

(800) 777-3674

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

☐	CHECK HERE AND RETURN THIS LETTER OF TRANSMITTAL TO THE PAYING AGENT IF ANY OF YOUR CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN, OR DESTROYED. THE PAYING AGENT WILL THEREAFTER ADVISE YOU OF THE REQUIREMENTS FOR RECEIVING PAYMENT FOR THE SHARES FORMERLY REPRESENTED BY SUCH CERTIFICATES.

IMPORTANT: APPRAISAL RIGHTS DESCRIBED IN THE NOTICE OF MERGER AND APPRAISAL RIGHTS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE CONSIDERED CAREFULLY BEFORE CERTIFICATES REPRESENTING OR FORMERLY REPRESENTING SHARES ARE SURRENDERED FOR PAYMENT.

DESCRIPTION OF CERTIFICATES SURRENDERED

Name(s) and Address(es) of Registered Holder(s)	Certificate(s) Being Surrendered
(Please fill in, if blank, exactly as name(s) appear(s) on Certificate(s))	(Attach signed additional list, if necessary)

	Certificate Number(s)	Number of Shares Formerly
Represented by
Certificate(s)

Total Shares

NOTE: SIGNATURES MUST BE PROVIDED BELOW FOR THIS LETTER OF TRANSMITTAL AND

FOR THE SUBSTITUTE FORM W-9 ON THE REVERSE
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To: Mellon Investor Services LLC, as Disbursing Agent (the “Disbursing Agent”)

      The undersigned has received a copy of the Notice of Merger and Appraisal Rights, dated February 14, 2002 (the “Notice”), in respect of the merger (the “Merger”) of Ranger Merger Corporation, a Delaware corporation, with and into NCH Corporation, a Delaware corporation (the “Corporation”), which Merger became effective on February 13, 2002 (the “Effective Time of the Merger”). With respect to the shares of common stock, par value $1.00 per share (the “Shares”), of the Corporation held by the undersigned at the Effective Time of the Merger, the undersigned hereby surrenders the above-described certificate(s) representing or formerly representing Shares (the “Certificate(s)”) for payment of $52.50 per Share, without interest thereon (the “Cash Payment”), by the Disbursing Agent.

      The name(s) and address(es) of the registered holder(s) should be printed, if they are not already set forth on a label above, under “Description of Certificates Surrendered”, as they appear on the Certificate(s). The Certificate(s) and the number of Shares represented or formerly represented thereby that the undersigned wishes to surrender should be indicated in the appropriate boxes.

      The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to surrender any Certificate(s) delivered herewith for payment as provided herein and that, when Cash Payment is made by the Disbursing Agent, the Corporation will not be subject to any adverse claim in respect of such Certificate(s) and (b) the undersigned has reviewed the Notice, including the information therein with respect to the rights of stockholders to an appraisal of their Shares under Section 262 of the Delaware General Corporation Law, and understands that surrender to the Disbursing Agent of Certificate(s) may constitute a waiver of appraisal rights under the Delaware General Corporation Law.

      The undersigned hereby irrevocably constitutes and appoints the Disbursing Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to the Certificate(s), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver such Certificate(s), together with all accompanying evidences of transfer and authenticity, to the Corporation upon receipt by the Disbursing Agent, as the undersigned’s agent, of the Cash Payment. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive the death or incapacity of, the undersigned.

      Unless otherwise indicated under “Special Payment Instructions” below, please issue the check for the Cash Payment in the name(s) of the registered holder(s) appearing under “Description of Certificates Surrendered” above. Similarly, unless otherwise indicated below under “Special Delivery Instructions,” please mail the check for the Cash Payment to the address of the registered holder(s) appearing under “Description of Certificates Surrendered” above. In the event that both the Special Payment Instructions and the Special Delivery Instructions are completed, please issue the check for the Cash Payment in the name of, and deliver such check to, the person so indicated.

SPECIAL PAYMENT INSTRUCTIONS (Signature Guarantee Required — See Instruction 2)	SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the check for the Cash Payment is to be issued in the name of someone other than the undersigned.	To be completed ONLY if the check for the Cash Payment is to be sent to the undersigned at an address other than shown above.
Issue Check to:	Mail Check to:

Name (Please Print) Address (Include Zip Code) (Employer Identification or Social Security Number)	Name (Please Print) Address (Include Zip Code)

SIGN HERE
(Also Complete Substitute Form W-9 Below)

SIGN

HERE

(Signature(s) of Stockholder(s))

Dated: ________________, 2002

(Must be signed by registered holder(s) as name(s) appear(s) on the Certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information and see Instruction 2.)

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Include Zip Code)

Daytime Area Code and Telephone Number

Employer Identification or Social Security Number

                                                       (Also Complete Substitute Form W-9 on Reverse)

GUARANTEE OF SIGNATURE(S)

(If Required — See Instruction 2)

Authorized Signature

Name

(Please Print)

Name of Firm

Address

(Include Zip Code)

Daytime Area Code and Telephone Number

Dated: ________________, 2002

INSTRUCTIONS

      1. Delivery of Letter of Transmittal and Certificate(s). All Certificate(s) to be surrendered, as well as a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, and any other documents required by this Letter of Transmittal, must be received by the Disbursing Agent at one of its addresses set forth in this Letter of Transmittal in order for the appropriate person to receive the Cash Payment.

      Appraisal rights, which are described in the Notice, should be considered carefully before Certificate(s) are surrendered for payment or this Letter of Transmittal is executed. Stockholders should also note that surrender to the Disbursing Agent of Certificate(s) may constitute the waiver of appraisal rights under the Delaware General Corporation Law. In any event, a registered holder who fails to demand appraisal of such holder’s Shares (or a beneficial owner of Shares who fails to cause the registered holder of such Shares to demand an appraisal of such Shares) on or prior to March 7, 2002 (i.e., within 20 calendar days after the date of mailing of the Notice), as provided under Section 262 of the Delaware General Corporation Law, will have waived such holder’s appraisal rights under Section 262. Each person who does NOT plan to seek an appraisal of all such person’s Shares is urged to execute (or, if such person is not the registered holder of such Shares, to arrange for such registered holder or such holder’s duly authorized representative to execute) and mail or deliver this Letter of Transmittal to the Disbursing Agent.

      Notwithstanding any other provision hereof, the Cash Payment for Certificate(s) surrendered for payment pursuant to the Merger shall in all cases be made only after receipt by the Disbursing Agent of such Certificate(s), a Letter of Transmittal, properly completed and duly executed, and any other required documents.

      All questions as to the validity of any surrender of Certificate(s) or mailing or delivery of this Letter of Transmittal shall be determined by the Corporation, whose determination shall be final and binding. The Corporation reserves the absolute right to reject any or all Certificates or Letters of Transmittal not in proper form or the payment for which may, in the opinion of counsel for the Corporation, be unlawful. The Corporation also reserves the absolute right to waive any defect or irregularity in the surrender of any Certificates or Letters of Transmittal. Neither the Corporation (or any of its affiliates) nor the Disbursing Agent nor any other person will be under any duty to give notification of any defects or irregularities in any Letter of Transmittal or will incur any liability for failure to give any such notification to any person (even if such notification is given to other persons).

      2. Signatures; Signature Guarantees. If Certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, the Certificate(s) must be duly endorsed, or accompanied by stock power(s) signed by the registered holder(s), with the signature(s) on the endorsement(s) or stock power(s) guaranteed thereon and on this Letter of Transmittal as provided below. If the surrendered Certificate(s) are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal. If this Letter of Transmittal is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of the corporation or other person acting in a fiduciary or representative capacity, proper documentary evidence must be furnished of the authority of the person executing the same. Questions regarding such evidence of authority may be referred to the Disbursing Agent.

      If Certificate(s) are surrendered by a registered holder who has completed the box entitled “Special Payment Instructions”, signatures on this Letter of Transmittal must be guaranteed by a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (such participant, an “Eligible Institution”), unless surrendered on behalf of an Eligible Institution.

      No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of the Certificate(s) surrendered herewith and payment is to be made directly to such registered holder(s) or (b) if such Certificate(s) are surrendered for the account of an Eligible Institution.

      3. Stock Transfer Taxes. If the Cash Payment is to be made to any persons other than the registered holder(s) of the Certificate(s), or if the Certificate(s) are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s) or such persons(s)), payable on account of the transfer to such person shall be deducted from the Cash Payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

      Except as provided in this Instruction 3, it will not be necessary for transfer tax stamps to be affixed to the Certificate(s).

      4. Method of Delivery of Letter of Transmittal and Certificate(s). The method of delivery of this Letter of Transmittal, the Certificate(s) and any other required documents is at the option and risk of the stockholder, and the delivery will be deemed made only when actually received by the Disbursing Agent. If such delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

      5. Multiple Registrations. If a stockholder’s Shares are registered differently on several Certificate(s), it will be necessary for such stockholder to complete, sign and submit as many separate Letters of Transmittal as there are different registrations for his Shares.

      6. Inadequate Space. If the space provided herein is inadequate, the Certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.

      7. 30% Backup Withholding. In order to avoid backup withholding of Federal income tax on the cash received upon the surrender of Certificate(s), a stockholder must, unless an exemption applies, provide the Disbursing Agent with his or her correct taxpayer identification number (“TIN”) on Substitute Form W-9 on this Letter of Transmittal and certify, under penalties of perjury, that such TIN is correct. If the correct TIN is not provided, a $50 penalty may be imposed by the Internal Revenue Service (“IRS”) and payments made in exchange for the surrendered Shares may be subject to backup withholding of 30%.

      Backup withholding is not an additional Federal income tax. Rather, the amount of backup withholding can be credited against the Federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the stockholder upon filing an income tax return.

      The TIN that must be provided on the Substitute Form W-9 is that of the registered holder(s) of the Certificate(s) or of the last transferee appearing on the transfers attached to, or endorsed on, the Certificate(s). The TIN for an individual is his or her social security number. The box in Part 3 of the Substitute Form W-9 may be checked if the person surrendering the Certificate(s) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked and the Disbursing Agent is not provided with a TIN within 60 days, the Disbursing Agent will withhold 30% on all payments of the Cash Payment until it is provided with a properly certified TIN.

      Exempt persons (including, among others, corporations) are not subject to backup withholding and should indicate their exempt status on the Substitute Form W-9. A foreign individual may qualify as an exempt person by submitting a Form W-8, signed under penalties of perjury, certifying such individual’s foreign status. A Form W-8 can be obtained from the Disbursing Agent. A stockholder should consult his or her tax advisor about his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. For additional guidance, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      8. Lost Certificates. In the event that the stockholder is unable to deliver to the Disbursing Agent any of the Certificate(s) because of the mutilation, loss, theft or destruction of such Certificate(s), this Letter of Transmittal may nevertheless be submitted, together with any documents that may be required, subject to acceptance at the discretion of the Corporation, provided, among other requirements, that the stockholder agrees to indemnify the Corporation by signing the form of indemnity agreement that may be obtained from the Disbursing Agent. In certain instances, the Corporation may require a corporate bond or indemnity.

      9. Requested for Assistance or Additional Copies. Questions and requests for assistance or for additional copies of this Letter of Transmittal and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Disbursing Agent at the addresses set forth in this Letter of Transmittal.

PAYER’S NAME: Mellon Investor Services LLC

SUBSTITUTE FORM W-9	Part 1 — Name (If a joint account or you changed your name, see Guidelines)

Business name, if different from above. (See Guidelines)

Check appropriate box: ☐ Individual sole proprietor ☐ Corporation ☐ Partnership ☐ Other

Address (number, street, and apt. or suite no.)

City, state, and ZIP code

Part 2 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW
Social Security Number OR Employer Identification Number

Part 3 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding and

	(3) I am a U.S. person (including a U.S. resident alien).	Part 4 — Awaiting TIN ☐ Part 5 — Exempt TIN ☐

Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (“TIN”)	Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under- reporting interest on dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).

SIGNATURE -------------------------------------------------------------------------------- DATE ------------ , 2002

NOTE:	FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED

THE BOX IN PART 4 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

          I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the Disbursing Agent within 60 days, the Disbursing Agent is required to withhold 30% of all reportable payments thereafter made to me until I provided a number.

                                                             ,                                                     , 2002

Signature                                                                           Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification number have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the name and
SOCIAL SECURITY
For this type of account:		number of —

1.	An Individual’s account	The individual
2.	Two or more individuals (joint account)	The actual owner of the account, or if combined funds, any one of the individuals(1)
3.	Husband and wife (joint account)	The actual owner of the account, or if joint funds, either person(1)
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent	The ward, minor, or incompetent person(3)
7.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
8.	Sole proprietorship account	The Owner(4)

Give the
SOCIAL SECURITY
For this type of account:		number of —

9.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
10.	Corporate account	The corporation
11.	Religious, charitable, or educational organization account	The organization
12.	Partnership account held in the name of the business	The partnership
13.	Association, club, or other tax- exempt organization	The organization
14.	A broker or registered nominee	The broker or nominee
15.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person in a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	Show the name of the owner.
(5)	List first and circle the name of the legal trust, estate or pension trust.

Note:	IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER (TIN) ON SUBSTITUTE FORM W-9
(Section references are to the Internal Revenue Code)

Name

If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

Obtaining a TIN

If you don’t have a taxpayer identification number (“TIN”), apply for one immediately. To apply, obtain form SS-5, Application for a Social Security Card, from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number, from your local Internal Revenue Service (“IRS”) office.

Payees and Payments Exempt from Backup Withholding

The following is a list of payees generally exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except payees listed in item (9). For broker transactions, payees listed in (1) through (13), and a person registered under the Investment Advisers Act of 1940 who regularly acts a broker, are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except that a corporation (except certain hospitals described in Regulations section 1.6041-3(a)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting.
      (1) A corporation.

(2)	An organization exempt from tax under section 501(a), or an individual retirement plan (“IRA”), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
(3)	The U.S. or any of its agencies or instrumentalities.
(4)	A state, the District of Columbia, a possession of the U.S., or any of their political subdivisions or instrumentalities.
(5)	A foreign government or any of its political subdivisions, agencies or instrumentalities.
(6)	An international organization or any of its agencies or instrumentalities.
(7)	A foreign central bank of issue.
(8)	A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.
(9)	A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)	A real estate investment trust.
(11)	An entity registered at all time during the tax year under the Investment Company Act of 1940.
(12)	A common trust fund operated by a bank under section 584(a).
(13)	A financial institution.
(14)	A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15)	A trust exempt form tax under section 664 or described in section 4947.
Payments of dividends generally not subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident alien partner.
•	Payments made by certain foreign organizations.

Payments of interest generally not subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if you are paid $600 or more of interest in the course of the payer’s trade or business and you have not provided your correct TIN to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to nonresident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
•	Mortgaged interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations under those sections.

Privacy Act Notice — Section 6109 requires you to furnish your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA. The IRS uses the number for identification purposes and to help verify the accuracy of your tax return. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Failure to Furnish TIN. — If you fail to furnish your correct TIN to a requester (the person asking you to furnish your TIN), you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.
(3) Criminal Penalty for Falsifying information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX

CONSULTANT OR THE IRS.